U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  June 27, 2001


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events and Regulation FD Disclosure

      Rentech, Inc. announced on June 27, 2001 that its financial advisor, Petrie Parkman & Co., has completed an informational brochure about the company that is now available to qualified parties upon execution of an appropriate confidentiality agreement.

       Rentech retained Petrie Parkman & Co. in early 2001 as financial advisor for assistance in accelerating the widespread use of Rentech's gas-to-liquids (GTL) technology. The focus of the engagement is to bring substantial capital and senior oil and gas industry experience to bear on the commercialization of Rentech's GTL technology. Several options are under consideration. These may include the formation of one or more joint ventures with strategic industry partners, a merger, or a sale of all of part of Rentech.

       Rentech has developed and licenses a patented and proprietary GTL technology for the conversion of synthesis gas made from natural gas,




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  industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels, products and chemicals. These products include cleaner burning diesel fuel that is free of sulfur and aromatics, naphthas, waxes and fuel for solid cells.

       Certain information presented herein may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. These include market acceptance of Rentech's GTL technology, availability of necessary financing, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see Rentech's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. Rentech undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.



                                 By:  (signature)
                                      -------------------------------
                                      Ronald C. Butz, Vice President
  Date:  July 2, 2001